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                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 80 to the Registration Statement (File Nos. 2-14677 and 811-859) (the "Registration Statement") of Massachusetts Investors Growth Stock Fund (the "Registrant"), of my opinion dated January 23, 2006, appearing in Registrant's Registration Statement No. 79 which was filed with the Securities and Exchange Commission on January 27, 2006


                                         CHRISTOPHER R. BOHANE
                                         ---------------------------------------
                                         Christopher R. Bohane
                                         Assistant Clerk and Assistant Secretary


Boston, Massachusetts
January 24, 2007